Exhibit 99.1 Press Release dated February 12, 2009

Revett Minerals Corporate Update

February 12, 2009, Spokane Valley, Washington – Revett Minerals Inc. (RVM-TSX) (“Revett” or “the Company”) is pleased to announce that today it has closed a private placement of its shares as part of a restructuring program initiated in December 2008. The private placement consisted of the sale of 10,000,000 equity units at a price of US$ 0.06 per unit for gross proceeds to the Company of US$ 600,000. Each equity unit included one (1) common share of the Company, and three-quarters (3/4) of a share purchase warrant exercisable at US$ 0.10 per full warrant. The next goal in the restructuring program is to streamline the corporate structure of the company by facilitating the exchange of the privately held Class B Shares of Revett Silver Company (“Revett Silver”), into common shares of the Company. If this exchange is fully successful, the Company will then hold 100% of Revett Silver.

Revett is also pleased to announce that it will continue operations at its Troy Mine past the previously issued WARN Act notice period on a month-to-month basis depending on the future prices of silver and copper.

Additional restructuring highlights include:

  Troy employees agreed to a salary reduction of 10% as well as some benefit reductions. Other direct supply cost reductions have been negotiated and are beginning to be realized; steel based consumables are one of the primary direct costs at the mine.
  Corporate senior management salaries cut by 20% with same benefit reductions as the mine employees. Other general and administration costs have also been reduced.
  Agreed to roll 3rd and 4th quarter negative open price positions related to our concentrate sales agreement into a US$ 4.3 million interest bearing note due 30 June 2009.

The Company continues to be in a negative working capital position and we continue to explore additional financing options.

Mr. John Shanahan, President and CEO, noted “We are very pleased with our short term restructuring efforts. All of this would not be possible without the wonderful contributions from our employees. Troy employees particularly are to be commended for their efforts in improving productivity and reducing costs.”

John Shanahan
President & CEO

For more information, please contact:
John Shanahan, President & CEO, or Doug Ward, VP Corporate Development at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to those with respect to our ability to streamline the corporate structure of the Company, our ability to continue operations and our ability to obtain additional financing. There is no guarantee that our efforts to streamline the corporate structure of the Company will be successful in that neither the Company nor Revett Silver has the right to cause the exchange of the Class B Shares of Revett Silver for common shares of the Company or to cause the exchange of warrants and options in Revett Silver for warrants and options in the Company. Actual results and developments could be affected by our challenging working capital position and our inability to continue to fund operations, as well as those factors discussed in the section entitled “Risk Factors” in the Form 10 filed with the Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.